EXHIBIT 23.4

                    INDEPENDENT PETROLEUM ENGINEER'S CONSENT




                We hereby consent to the incorporation by reference in the Annual Report on Form 10-K of Southern Mineral Corporation, a Nevada corporation (the "Company"), of the references to this firm and to its reports listed below for the Company's estimated domestic proved reserves contained in the Annual Report on Form 10-K for the year ended December 31, 1998.

                1. Report of Ecuador reserves as of January 1, 1998.

                2. Audit of certain domestic reserves as of January 1, 1999.


                                          /s/ RYDER SCOTT COMPANY
                                              PETROLEUM ENGINEERS

                                              RYDER SCOTT COMPANY
                                              PETROLEUM ENGINEERS


3700, 700 - 2ND STREET, S.W.    CALGARY, ALBERTA T2P 2W2      TEL (403) 262-2799    FAX (403) 262-2790
600 17TH STREET, SUITE 1610N    DENVER, COLORADO 80202-5416   TEL (303) 623-9147    FAX (403) 623-4258